Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Cameron Moss	Washington, D.C. 20037
	202.266.7538	www.advisory.com
MossC@Advisory.com

THE ADVISORY BOARD COMPANY REPORTS

RESULTS FOR QUARTER AND FISCAL YEAR ENDED MARCH 31, 2014

Company Reports Quarterly Revenue of $138 Million, Contract Value Growth of 16%, and Member Renewal Rate of 90%; Announces Launch of New Program

WASHINGTON, D.C. — (May 8, 2014) — The Advisory Board Company (NASDAQ: ABCO), a global technology, research, and services company providing a leading cloud-based performance platform for the health care and higher education industries, today announced financial results for the quarter ended March 31, 2014, highlighted by 16% growth in Contact Value, 15% growth in quarterly revenue, and a 90% member renewal rate.

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We are pleased with our performance for both the quarter and the fiscal year, as the business momentum we saw at the end of calendar 2013 continued through the March quarter. All of the key metrics that gauge the health of the business—revenue growth, contract value growth, membership base expansion, renewal rate, margins, and future growth investment—illustrate our strong, scalable business model and a virtuous cycle where members, deriving measurable impact from their work with us, not only renew their memberships but also extend their work with us in deeper and more comprehensive ways. These deeper relationships allow us to understand their needs even better and deliver even more impact, spurring greater loyalty and cross-sales which drive ongoing company growth as well as the expansion of our footprint and impact. Our overall growth strategy is predicated on this cycle, and we are thrilled to see it continue this year.”

Revenue for the quarter increased 15% to $138.0 million, from $119.7 million for the quarter ended March 31, 2013. Contract value increased 16% to $541.9 million as of March 31, 2014, up from $466.3 million as of March 31, 2013. For the quarter ended March 31, 2014, net income attributable to common stockholders was $8.3 million, or $0.22 per diluted share, compared to net income attributable to common stockholders of $6.5 million, or $0.18 per diluted share, for the quarter ended March 31, 2013. For the quarter ended March 31, 2014, adjusted EBITDA was $26.0 million, up from $23.1 million for the quarter ended March 31, 2013. Adjusted net income for the quarter ended March 31, 2014 was $12.6 million, or $0.34 per diluted share, compared to $12.3 million, or $0.34 per diluted share, for the quarter ended March 31, 2013. Adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are all non-GAAP financial measures.

For the fiscal year ended March 31, 2014, revenue increased 16% to $520.6. million, from $450.8 million for the fiscal year ended March 31, 2013. Net income attributable to common stockholders was $24.8 million, or $0.67 per diluted share, for the fiscal year ended March 31, 2014, compared to net income attributable to common stockholders of $23.4 million, or $0.64 per diluted share, for the prior fiscal year. For the fiscal year ended March 31, 2014, adjusted EBITDA was $92.2 million, up from $84.4 million for the fiscal year ended March 31, 2013. Adjusted net income for the fiscal year ended March 31, 2014 was $44.9 million, or $1.22 per diluted share, compared to $45.4 million, or $1.25 per diluted share, for the fiscal year ended March 31, 2013.

Mr. Musslewhite continued, “I am also excited to announce the launch of the Population Health Advisor Program, a renewable subscription-based research program for the executives and teams charged with executing the care transformation agenda. It provides best practice research, peer networking, and customized assessments to help our members develop the competencies needed to manage patients profitably under value- and risk-based systems. The program’s resources and experts support members in prioritizing, executing, and monitoring progress of critical population health initiatives, including optimizing primary care and establishing the medical home model, segmenting patients for more effective care management, and developing post-acute care network strategy. The initiative is a strong complement to our broader industry-leading, cloud-based performance analytics platform and set of capabilities to help providers with all aspects of population health. It is seeing strong traction in the market, and we are confident in the value that it will provide to members.”

Outlook for Calendar Year 2014

The Company is reaffirming its revenue guidance range of approximately $570 million to $580 million for calendar year 2014. The Company is revising its guidance for adjusted EBITDA to be in a range of approximately $97 million to $103 million, and non-GAAP earnings per diluted share to be in a range of approximately $1.14 to $1.25, based on projected dilution and integration expenses from an acquisition that closed on May 5th. For calendar year 2014, the Company expects stock-based compensation expense to be approximately $22 million, and expects amortization from acquisition-related intangible assets to be approximately $11 million. For calendar year 2014, the Company continues to expect an effective tax rate in a range of approximately 38.5% to 39.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” for the three and twelve months ended March 31, 2014 and 2013 refers to net income attributable to common stockholders before adjustment for the items set forth in the first table. The term “adjusted net income” for the three and twelve months ended March 31, 2014 and 2013 refers to net income attributable to common stockholders excluding the net of tax effect of the items set forth in the second table below. The term “non-GAAP earnings per diluted share” for the three and twelve months ended March 31, 2014 and 2013 refers to earnings per diluted share excluding the net of tax effect of the items set forth in the third table below.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net income attributable to common stockholders	$8,287	$6,542	$24,752	$23,408
Equity in loss of unconsolidated entities	2,731	2,170	6,051	6,756
Provision for income taxes	6,897	4,774	19,208	18,023
Other income, net	(732)	(602)	(2,706)	(2,604)
Depreciation and amortization	8,468	6,279	30,420	20,308
Acquisition and similar transaction charges	—	—	573	851
Fair value adjustments to acquisition-related earn-out liabilities	(4,100)	400	(4,350)	3,759
Stock-based compensation expense	4,423	3,530	18,217	13,913

Adjusted EBITDA	$25,974	$23,093	$92,165	$84,414

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net income attributable to common stockholders	$8,287	$6,542	$24,752	$23,408
Equity in loss of unconsolidated entities	2,731	2,170	6,051	6,756
Amortization of acquisition-related intangibles, net of tax	1,431	1,193	5,221	3,804
Acquisition and similar transaction charges, net of tax	—	—	352	525
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(2,522)	258	(2,675)	2,331
Loss on investment in common stock warrants, net of tax	—	(136)	—	(68)
Stock-based compensation expense, net of tax	2,720	2,280	11,204	8,686

Adjusted net income	$12,647	$12,307	$44,905	$45,442

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
GAAP earnings per diluted share	$0.22	$0.18	$0.67	$0.64
Equity in loss of unconsolidated entities	0.07	0.06	0.17	0.19
Amortization of acquisition-related intangibles, net of tax	0.04	0.03	0.14	0.11
Acquisition and similar transaction charges, net of tax	—	—	0.01	0.01
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(0.07)	0.01	(0.07)	0.06
Loss on investment in common stock warrants, net of tax	—	—	—	—
Stock-based compensation expense, net of tax	0.08	0.06	0.30	0.24

Non-GAAP earnings per diluted share	$0.34	$0.34	$1.22	$1.25

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its fourth quarter and fiscal year performance this evening, May 8, 2014, at 5:00 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.317.6016. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Thursday, May 8, until 11:00 p.m. Eastern Time on Thursday, May 15, 2014.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 4,500 organizations and more than 200,000 leaders across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, stock-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2014 are based on information available to the Company as of May 8, 2014, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and are subject to risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our third-party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, which is available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2014, which will be filed with the Securities and Exchange Commission in May 2014.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended		Selected	Fiscal Year Ended		Selected
	March 31,		Growth	March 31,		Growth
	2014	2013	Rates	2014	2013	Rates
Statements of Income
Revenue	$138,001	$119,706	15.3%	$520,596	$450,837	15.5%

Cost of services, excluding depreciation and amortization (1) (2) (6) (7)	67,195	61,204		272,523	237,605
Member relations and marketing (1)	26,412	22,832		96,298	85,264
General and administrative (1) (3)	18,743	16,507		74,169	62,185
Depreciation and amortization (4) (6)	8,468	6,279		30,420	20,308

Operating income (5)	17,183	12,884		47,186	45,475
Other income, net	732	602		2,706	2,604

Income before provision for income taxes and equity in loss of unconsolidated entities	17,915	13,486		49,892	48,079
Provision for income taxes	(6,897)	(4,774)		(19,208)	(18,023)
Equity in loss of unconsolidated entities	(2,731)	(2,170)		(6,051)	(6,756)

Net income before allocation to noncontrolling interest	8,287	6,542		24,633	23,300
Net loss attributable to noncontrolling interest	—	—		119	108

Net income attributable to common stockholders (6) (7)	$8,287	$6,542		$24,752	$23,408

Net income attributable to common stockholders per share
Basic	$0.23	$0.19		$0.69	$0.67
Diluted	$0.22	$0.18		$0.67	$0.64
Weighted average common shares outstanding
Basic	36,205	35,106		35,909	34,723
Diluted	37,210	36,534		36,959	36,306
Contract Value (at end of period)	$541,903	$466,329	16.2%
Percentages of Revenue
Cost of services, excluding depreciation and amortization (1) (2)	48.7%	51.1%		52.3%	52.7%
Member relations and marketing (1)	19.1%	19.1%		18.5%	18.9%
General and administrative (1) (3)	13.6%	13.8%		14.2%	13.8%
Depreciation and amortization (4)	6.1%	5.2%		5.8%	4.5%
Operating income	12.5%	10.8%		9.1%	10.1%
Net income attributable to common stockholders	6.0%	5.5%		4.8%	5.2%

(1) Amounts include stock-based compensation, as follows:

Cost of services	1,382	973		5,527	3,975
Member relations and marketing	843	650		3,688	2,642
General and administrative	2,198	1,907		9,002	7,296

(2) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:

Cost of services	(4,100)	400		(4,350)	3,759

(3) Amounts include acquisition and transaction related costs, as follows:

General and administrative	—	—		573	851

(4) Amounts include amortization of acquisition-related intagibles, as follows:

Depreciation and amortization	2,327	1,847	8,490	6,078

(5) Amounts include gain on investment in common stock warrants, as follows:

Other income, net	—	210	—	100

(6) Prior period amounts have been revised to correct an immaterial error in the calculation of capitalized developed software, as follows:

Cost of services	—	(355)	—	(1,432)
Depreciation and amortization	—	133	—	423
Net income attributable to common stockholders	—	143	—	626

(7) Prior periods amounts have been revised to correct an immaterial error in the timing of an acquisition-related earn-out fair value adjustment, as follows:

Cost of services	—	—	—	(1,000)
Net income attributable to common stockholders	—	—	—	619

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,129	$57,829
Marketable securities, current	2,452	16,611
Membership fees receivable, net	447,897	370,321
Prepaid expenses and other current assets	27,212	15,477
Deferred income taxes, current	5,511	7,664

Total current assets	506,201	467,902
Property and equipment, net	102,457	73,572
Intangible assets, net	33,755	32,381
Deferred incentive compensation and other charges	86,147	73,502
Deferred income taxes, net of current portion	—	2,993
Marketable securities, net of current portion	161,944	140,228
Goodwill	129,424	95,540
Investments in and advances to unconsolidated entities	15,857	6,265
Other non-current assets	5,550	5,550

Total assets	$1,041,335	$897,933

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$459,827	$398,541
Accounts payable and accrued liabilities	77,815	75,089
Accrued incentive compensation	28,471	21,033

Total current liabilities	566,113	494,663
Deferred revenue, net of current portion	127,532	104,484
Deferred income taxes, net of current portion	1,556	—
Other long-term liabilities	8,975	15,866

Total liabilities	704,176	615,013

Redeemable noncontrolling interest	100	100
The Advisory Board Company’s stockholders’ equity:
Common stock	363	351
Additional paid-in capital	429,932	375,622
Accumulated deficit	(91,468)	(94,306)
Accumulated other comprehensive (loss) income	(1,541)	1,261

Total stockholders’ equity controlling interest	337,286	282,928
Equity attributable to noncontrolling interest	(227)	(108)

Total stockholders’ equity	337,059	282,820

Total liabilities and stockholders’ equity	$1,041,335	$897,933

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$24,633	$23,300
Adjustments to reconcile net income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	30,420	20,308
Deferred income taxes	7,795	641
Excess tax benefits from stock-based awards	(19,476)	(20,535)
Stock-based compensation expense	18,217	13,913
Amortization of marketable securities premiums	2,666	2,031
Gain on investment in common stock warrants	—	(100)
Equity in loss of unconsolidated entities	6,051	6,756
Changes in operating assets and liabilities:
Membership fees receivable	(63,077)	(87,672)
Prepaid expenses and other current assets	7,741	(7,469)
Deferred incentive compensation and other charges	(12,645)	(20,133)
Deferred revenue	72,137	110,099
Accounts payable and accrued liabilities	4,277	50,290
Acquisition-related earn-out payments	(2,212)	(3,011)
Accrued incentive compensation	7,065	2,342
Other long-term liabilities	(6,891)	(7,499)

Net cash flows provided by operating activities	76,701	83,261

Cash flows from investing activities:
Purchases of property and equipment	(44,058)	(36,979)
Capitalized external use software development costs	(5,071)	(3,393)
Investments in and loans to unconsolidated entities	(15,641)	(4,358)
Cash paid for acquisitions, net of cash acquired	(46,036)	(31,887)
Proceeds from sale of discontinued operations, net of selling costs	—	1,050
Redemptions of marketable securities	56,647	35,376
Purchases of marketable securities	(71,419)	(66,710)

Net cash flows used in investing activities	(125,578)	(106,901)

Cash flows from financing activities:
Proceeds from issuance of stock from exercise of stock options	22,023	24,137
Withholding of shares to satisfy minimum employee tax withholding	(5,920)	(4,140)
Credit facility issuance costs	—	(769)
Proceeds from issuance of stock under employee stock purchase plan	515	363
Excess tax benefits from stock-based awards	19,476	20,535
Contributions from noncontrolling interest	—	100
Acquisition-related earn-out payments	—	(1,400)
Purchases of treasury stock	(21,917)	(17,999)

Net cash flows provided by financing activities	14,177	20,827

Net increase in cash and cash equivalents	(34,700)	(2,813)
Cash and cash equivalents, beginning of period	57,829	60,642

Cash and cash equivalents, end of period	$23,129	$57,829